UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
March 16, 2007 (March 15, 2007)

clickNsettle.com, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21419	25-2753988
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

990 Stewart Avenue, Suite 140
Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 794-8950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 15, 2007, Kenneth G. Geraghty, a director of clickNsettle.com, Inc. (the “Company”), and former Executive Vice President and Chief Financial Officer of Insurance Services Office, Inc. (“ISO”), a stockholder in the Company, resigned as Director of the Company as he is no longer an officer of ISO.

In accordance with board rights under the Stock Purchase Agreement dated May 10, 2000 with ISO, Kenneth W. Good was nominated by ISO to serve as a member of the Board of Directors. On March 15, 2007, Mr. Good’s nomination was unanimously approved by the remaining members of the Board of Directors and his appointment was effective immediately. Mr. Good is an Assistant Vice President, Strategic Finance, with ISO and has held such position since September 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

clickNsettle.com, Inc. By: /s/ Roy Israel Name: Roy Israel Title: Chief Executive Officer and President
Dated: March 16, 2007	By: /s/ Patricia Giuliani-Rheaume Name: Patricia Giuliani-Rheaume Title: Chief Financial Officer and Vice President